UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 27, 2010
Date of Report (Date of earliest event reported)
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-14471	52-1574808
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
7720 North Dobson Road
Scottsdale, Arizona 85256
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
The Company Receives Paragraph IV Patent Certifications from Sandoz Inc.
     On December 27, 2010, and December 29, 2010, Medicis Pharmaceutical Corporation (the “Company”) received Paragraph IV Patent Certifications from Sandoz Inc. (“Sandoz”) advising that Sandoz has filed supplements or amendments to its earlier filed Abbreviated New Drug Application (“ANDA”) assigned ANDA number 91-422 (“ANDA Supplements/Amendments”) with the U.S. Food and Drug Administration (“FDA”) for generic versions of SOLODYN® (minocycline HCl, USP) Extended Release Tablets in 55mg strength, and in 80mg and 105mg strengths, respectively. Sandoz has not advised the Company as to the timing or status of the FDA’s review of its filings, or whether Sandoz has complied with FDA requirements for proving bioequivalence. Sandoz’s Paragraph IV Certifications allege that the Company’s U.S. Patent Nos. 5,908,838 (the “’838 Patent”) and 7,790,705 (the “’705 Patent”) will not be infringed by Sandoz’s manufacture, importation, use, sale and/or offer for sale of the products for which the ANDA Supplements/Amendments were submitted because Sandoz has a licensing agreement with the Company. The expiration date for the ’838 Patent is in 2018, and the expiration date for the ’705 Patent is in 2025 or later.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medicis Pharmaceutical Corporation
Date: January 3, 2011	By:	/s/ Seth L. Rodner
Seth L. Rodner
Senior Vice President, General Counsel and Corporate Secretary